UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2023

Regional Management Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-35477	57-0847115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

979 Batesville Road, Suite B

Greer, South Carolina 29651

(Address of principal executive offices) (zip code)

(864) 448-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.10 par value	RM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 2, 2023 (the “Closing Date”), Regional Management Corp. (the “Company”) and its wholly-owned subsidiary, Regional Management Receivables VI, LLC (“RMR VI”), entered into a Credit Agreement, dated as of February 2, 2023 (the “RMR VI Credit Agreement”), by and among the Company, as servicer (the “Servicer”), RMR VI, as borrower (the “Borrower”), the lenders and agents from time to time parties thereto, Regions Bank, as administrative agent (the “Administrative Agent”), and Computershare Trust Company, N.A., as securities intermediary (the “Securities Intermediary”) and backup servicer (the “Backup Servicer”).  The RMR VI Credit Agreement provides for a revolving $75 million warehouse facility (the “RMR VI Warehouse Facility”) and will be secured by large and small consumer loans and convenience checks, including loans originated electronically and online (collectively, the “Receivables”), that are originated by certain direct and indirect subsidiaries of the Company and a certificate that represents a beneficial interest in Receivables originated by another direct subsidiary of the Company (the “2023-1A SUBI Certificate”).

The following table summarizes certain aspects of the RMR VI Warehouse Facility (capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the RMR VI Credit Agreement):

Facility Size	$75 million
Advance Rate[1]	80.00%
Interest Rate

The forward-looking term rate based on the secured overnight financing rate (“SOFR”) for a one-month tenor determined in the manner set forth in the RMR VI Credit Agreement plus (i) 0.10% per annum, plus (ii) the applicable Margin, plus (iii) the applicable Step-Up Margin.

Alternative Rate[2]

A rate per annum equal to the greatest of (i) the Administrative Agent’s most recently announced rate of interest as its prime commercial rate for U.S. dollar-denominated loans made in the United States (the “Prime Rate”), (ii) the federal funds rate determined in the manner set forth in the RMR VI Credit Agreement plus 0.50% per annum (the “Federal Funds Rate”), and (iii) term SOFR for a one-month tenor in effect on such day determined in the manner set forth in the RMR VI Credit Agreement plus 1.0% per annum (the highest of the foregoing being the “Base Rate”).

Margin	2.50% per annum
Step-Up Margin

(i)during the Revolving Period, 1.00% per annum;

(ii)after the occurrence of a Facility Amortization Event other than a Servicer Termination Event or an Event of Default, 1.00% per annum; and

(iii)after the occurrence of a Servicer Termination Event or an Event of Default, 2.00% per annum.

Unused Commitment Fee Rate	0.50% per annum
Payment Date	The 15th day of each calendar month, commencing with March 15, 2023, subject to the business day convention set forth in the RMR VI Credit Agreement.
Revolving Period	The period from the Closing Date to the earlier to occur of (i) February 2, 2025 and (ii) the occurrence of a Facility Amortization Event.
Amortization Period	The period from the termination of the Revolving Period to the payment in full of all amounts due under the RMR VI Warehouse Facility.
Maturity Date	The Payment Date falling in the twelfth month following the month in which the Revolving Period terminates.
1.	During the occurrence of a Level I Trigger Event, the Advance Rate will decrease to 75.00%.
2.	The Base Rate will apply during any Benchmark Unavailability Period.

In connection with the transactions contemplated by the RMR VI Warehouse Facility, from time to time following the Closing Date, on each funding date (the “Funding Date”), certain wholly-owned direct and indirect subsidiaries of the Company (each, an “Originator” and collectively, the “Originators”) will sell and transfer Receivables and related assets (the “Transferred Assets”)

originated by such Originators to the Company pursuant to the first tier master purchase agreement, dated as of the Closing Date (the “First Tier Master Purchase Agreement”), by and among such Originators, as sellers and the Company, as purchaser, and in turn the Company will sell and transfer the Transferred Assets to the Borrower pursuant to the second tier purchase agreement, dated as of the Closing Date (the “Second Tier Purchase Agreement”), by and between the Company, as seller and the Borrower, as purchaser, and such Transferred Assets will be pledged by the Borrower to the Administrative Agent pursuant to the RMR VI Credit Agreement to secure the obligations of the Borrower to the secured parties under the RMR VI Credit Agreement.  Recourse to each of the Originators that is a party to the First Tier Master Purchase Agreement and to the Company pursuant to the Second Tier Purchase Agreement is limited to an obligation of the applicable seller to repurchase a Receivable if it is determined that there was a breach of any representation or warranty relating to such Receivable as of the relevant date specified in the First Tier Master Purchase Agreement or the Second Tier Purchase Agreement, as applicable. The Company is required to cure, repurchase from the Borrower or substitute any Receivable that was not an eligible Receivable as of the relevant date specified in the RMR VI Credit Agreement.  Separately, the Company, in its capacity as the Servicer under the RMR VI Credit Agreement, is required to repurchase any Receivable that has been modified by the Servicer in excess of the concentration limits set forth in the RMR VI Credit Agreement. The Borrower granted a lien on and security interest in all of its right, title, and interest in, to, and under all of its assets and properties, including the Transferred Assets and related collateral, that are acquired by the Borrower on each Funding Date and the 2023-1A SUBI Certificate, to the Administrative Agent, as agent for the secured parties under the RMR VI Credit Agreement.

In connection with the closing of the RMR VI Warehouse Facility, the Borrower paid to Regions Bank, in its capacity as the Administrative Agent, an upfront fee. In addition, the Borrower is required to pay interest at the applicable Interest Rate on the applicable loan balance of the loans made by the lenders under the RMR VI Credit Agreement from the date of such loans following the Closing Date until the date such applicable loan balance has been paid in full. The applicable loan balance is payable on each Payment Date to the extent that the applicable loan balance exceeds the borrowing base calculated in the manner set forth in the RMR VI Credit Agreement on the related determination date during the Revolving Period and, following the Revolving Period, is payable on each Payment Date to the extent of available amounts for such payment until paid in full in accordance with the priority of payments for such Payment Date set forth in the RMR VI Credit Agreement.  The Borrower has the right to prepay all or any portion of the loans without penalty, upon delivery of a prepayment notice to the Administrative Agent, the agents under the Credit Agreement, the Securities Intermediary and each hedge counterparty, if any, at least two business days prior to such prepayment. In connection with prepayment, the Borrower is required to pay to the lenders certain breakage costs that are attributable to any administrative loss, cost, or expense (but excluding lost profits) incurred by the secured parties on prepayments made on a date other than a Payment Date.

The RMR VI Credit Agreement permits the Servicer to delegate in the ordinary course of business any or all of its duties and obligations thereunder to the Originators in their separate capacities as the subservicers (each, a “Subservicer”), provided that (i) each Subservicer is responsible for servicing the Receivables in the state in which such Subservicer is located, and (ii) the Servicer remains at all times responsible for the performance of each Subservicer’s duties and obligations.

The RMR VI Credit Agreement contains covenants that require the Servicer with respect to any collection period commencing with the collection period in which the initial Funding Date occurs to maintain certain delinquency ratios, extension ratios, annualized charge-off ratios, and excess spread percentage ratios subject to certain holidays that follow a securitization as described in the RMR VI Credit Agreement. A failure to maintain such ratios may result in a Level I Trigger Event, Level II Trigger Event, or Level III Trigger Event as described in the RMR VI Credit Agreement.

The RMR VI Credit Agreement contains customary Servicer Termination Events (subject to certain materiality thresholds and cure periods), including among others, (a) the occurrence of a Level III Trigger Event, (b) failure by the Servicer to deliver any collections or make any payment, transfer, or deposit, (c) failure to deliver a monthly report or monthly loan tape, (d) a merger or consolidation of the Servicer in breach of the RMR VI Credit Agreement, (e) non-compliance with covenants, (f) breach of representations or warranties, (g) an insolvency event involving the Servicer, (h) an Event of Default shall have occurred and have not been waived, (i) a failure by the Servicer to comply with certain anti-corruption laws, or (j) a failure by any Subservicer to maintain all necessary licenses, and approvals in all jurisdictions in which the ownership or lease of its property and or the conduct of its business with respect to the servicing of consumer loans (including the Receivables) requires such qualifications, licenses or approvals. The remedies for such Servicer Termination Events include termination and replacement of the Servicer as servicer under the RMR VI Credit Agreement.  At any time following the assumption of the duties of the Servicer by the Backup Servicer following the occurrence of a Servicer Termination Event or other circumstance pursuant to which the Backup Servicer is appointed as the successor Servicer, if requested by the Administrative Agent (acting at the direction of lenders holding the requisite percentage of the loan balance), the Servicer and the Backup Servicer must work with the Administrative Agent and the lenders to take certain actions to centralize servicing, including establishing a lockbox and directing the obligors to remit all future payments to such lockbox.

The RMR VI Credit Agreement also contains customary Events of Default (subject to certain materiality thresholds and cure periods), including among others, (a) non-payment, (b) the loans outstanding exceeding the borrowing base with an extended cure period if such excess is due solely to a decrease in the Advance Rate following a Level I Trigger Event, (c) non-compliance with covenants, (d) non-compliance with representations and warranties, (e) an insolvency event involving the Company, the Borrower, or the Originators, (f) the breach of certain financial covenants, (g) a Servicer Termination Event, (h) failure of the Administrative Agent to maintain a first prior perfected security interest in any material portion of the collateral, (i) a change in control of the Company or the Borrower, (j) an Event of Default under a material financing agreement of any Regional Management entity in excess of a specified monetary threshold, or (k) any of the Company, the Borrower, or the Originators have one or more final non-appealable judgements entered against it by a court of competent jurisdiction in excess of a specified monetary threshold. The remedies for such termination events are also customary for this type of transaction and include acceleration of the Borrower’s outstanding obligations under the RMR VI Credit Agreement.

Regions Bank in its capacity as the Administrative Agent and the initial lender and agent under the RMR VI Credit Agreement (and its affiliates) have in the past provided and/or may in the future provide investment banking, underwriting, lending, commercial banking, trust, and other advisory services to the Company and its subsidiaries and affiliates. These parties have received, and may in the future receive, customary compensation from the Company and its subsidiaries and affiliates for such services.

For a complete description of the terms of the RMR VI Credit Agreement, see Exhibit 10.1 hereto. The foregoing description of the RMR VI Credit Agreement is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the RMR VI Credit Agreement, which is incorporated by reference herein.

Item 2.02. Results of Operations and Financial Condition.

On February 8, 2023, the Company issued a press release announcing financial results for the three and twelve months ended December 31, 2022. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. On February 8, 2023, the Company will host a conference call to discuss financial results for the three and twelve months ended December 31, 2022. A copy of the presentation to be used during the conference call is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

All information in the press release and the presentation is furnished under Item 2.02 of Form 8-K, “Results of Operations and Financial Condition,” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

On February 8, 2023, the Company also announced that its Board of Directors has declared a quarterly cash dividend of $0.30 per share of outstanding common stock, payable on March 15, 2023 to stockholders of record as of the close of business on February 22, 2023.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1

Credit Agreement, dated as of February 2, 2023, by and among Regional Management Corp., as servicer, Regional Management Receivables VI, LLC, as borrower, the lenders and agents parties thereto, Regions Bank, as administrative agent, and Computershare Trust Company, N.A., as securities intermediary and backup servicer.

99.1	Press Release issued by Regional Management Corp. on February 8, 2023, announcing financial results for Regional Management Corp. for the three and twelve months ended December 31, 2022.
99.2	Presentation of Regional Management Corp., dated February 8, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regional Management Corp.

Date: February 8, 2023	By:	/s/ Harpreet Rana
	Name:	Harpreet Rana
	Title:	Executive Vice President and Chief Financial Officer

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